Exhibit 10.1

CERTAIN MATERIAL (INDICATED BY ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

BATTELLE/ZOGENIX

CO-MARKETING AND OPTION AGREEMENT

This Co-Marketing and Option Agreement (“Agreement”) is made and entered into as of the 29th day of March, 2012 and is by and between Battelle Memorial Institute (“Battelle”) and Zogenix, Inc. (“Zogenix”) (Battelle and Zogenix individually referred to as a “Party” and collectively referred to as the “Parties”).

RECITALS:

WHEREAS, Battelle is based in Columbus, OH and is the world’s largest private research and development corporation; and

WHEREAS, Battelle’s Health and Life Sciences Global Business (“HLS”) delivers a comprehensive set of R&D services to solve the most complex challenges in human health through significant advances in medical devices, pharmaceuticals, public health, and next-generation diagnostics and therapeutics; and

WHEREAS, Zogenix is a pharmaceutical company developing and commercializing products for the treatment of central nervous system disorders and pain; and

WHEREAS, Zogenix has developed a pre-filled, single-use disposable, needle-free drug delivery system called DosePro®; and

WHEREAS, Zogenix has developed a [***] collectively referred to as “DosePro”); and

WHEREAS, the Parties desire to work together pursuant to this Agreement to co-market DosePro to biopharmaceutical companies and subsequently enter into a longer term joint venture to service the biopharmaceutical companies and develop [***].

NOW THEREFORE, in consideration of the mutual promises and covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Battelle Co-Marketing Activities. Subject to the terms and conditions of this Agreement, during the term of this Agreement, Battelle will be the exclusive co-marketer of DosePro to the organizations set forth on Exhibit A, as amended from time to time in accordance with the provisions of this Agreement (“Battelle Clients”) in the Battelle Field as defined in

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Section 3 below. As the exclusive co-marketer of DosePro to Battelle Clients, [***] unless otherwise agreed by the Parties, Battelle shall during the term of this Agreement:

(a)	Incorporate DosePro into HLS’s annual objectives and strategic marketing plan;

(b)	Introduce DosePro development and/or business proposals to the Battelle Clients and Battelle government clients;

(c)	Market DosePro to Battelle government clients when deemed appropriate by Battelle and in conformance with all applicable laws, including but not limited to the current Federal Acquisition Regulation (FAR);

(d)	Review its current project portfolio for opportunities for DosePro to add value to Battelle Clients and market DosePro to the identified Battelle Clients;

(e)	Include where deemed appropriate by Battelle descriptions of DosePro in general marketing communications to Battelle Clients, HLS presentations at relevant industry conferences, papers and trade publications prepared by Battelle and invite Zogenix participation in each;

(f)	Keep Zogenix reasonably informed of all technology opportunities and offerings to Battelle Clients relating to or incorporating DosePro and agree with Zogenix on a process to determine how and when to invite Zogenix participation in each; and

(g)	Use commercially reasonable efforts to ensure that all relevant Battelle business development representatives are trained in DosePro to a competency level agreed by Zogenix and Battelle.

2. Zogenix Co-Marketing Activities and Support. The Parties agree that Zogenix shall be responsible for marketing to the Zogenix Clients set forth on Exhibit B, as amended from time to time in accordance with the provisions of this Agreement, unless otherwise agreed upon by the Parties.

In the event that a Party identifies a potential client (“Unassigned Client”) not identified on Exhibit A or Exhibit B, the Unassigned Client will [***] be added to Exhibit A (as a Battelle Client) unless [***]. The Representatives, as defined in Section 6, will update Exhibit A and Exhibit B on a quarterly basis during the term of this Agreement.

Subject to the terms and conditions of this Agreement, during the term of this Agreement, at its own cost unless otherwise agreed by the Parties, Zogenix shall support the Battelle co-marketing activities provided for in this Agreement by:

(a)	Providing DosePro training to all relevant Battelle business development representatives;

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(b)	Providing Battelle, subject to Zogenix’ obligations of confidentiality to third parties, all relevant historical and current information regarding DosePro assessments with biopharmaceutical companies;

(c)	Providing support for all industry and targeted Battelle Client marketing initiatives; and

(d)	Supplying Battelle or Battelle Clients at [***] ([***]) expense with demonstration saline-filled sample DosePro devices and components, such sample DosePro devices and components to be supplied at [***].

For clarity, any information (written or oral) that is used in the co-marketing effort under this Agreement (“Co-Marketing Information”) shall be subject to the prior written approval by Zogenix and shall be deemed to be the Confidential Information of Zogenix. Once the content of any such Co-Marketing Information has been approved by Zogenix, Battelle may make subsequent disclosures of the content of such information without the subsequent approval of Zogenix, but at all times subject to the confidentiality restrictions set forth in Section 13 of this Agreement.

3. Battelle Field. For purposes of this Agreement, the Battelle Field shall mean [***], provided that the Battelle Field shall not include products within the Zogenix Field as defined in Section 5 below.

4. Zogenix Support For Battelle Client Technology Assessments. At Battelle’s request, Zogenix shall transfer to Battelle all DosePro-related methods, know-how and other technology required to perform DosePro Technology assessments for Battelle Clients at Battelle or at a Battelle Client site, with the near term objective of establishing a self-sufficient capability and expertise within Battelle and a longer term objective of establishing a center of excellence for DosePro Technology product development at Battelle (“DosePro Center of Excellence”). The cost of establishing DosePro Center of Excellence would be borne by [***]. In the event that a Battelle Client or a Zogenix Client desires to technically assess the DosePro Technology during the term of this Agreement, the Parties will jointly develop and offer a DosePro Technology technical assessment proposal and execute upon acceptance by the Battelle Client or a Zogenix Client, as applicable, upon terms and conditions to be agreed, including whether or not the [***] of the Parties in connection with such assessments would [***].

5. Zogenix Field. For purposes of this Agreement, the “Zogenix Field” shall mean products which include [***] from within the following [***]:

(a)	[***];

(b)	[***]; and

(c)	[***].

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In addition, in the event that Zogenix provides written notice to Battelle that Zogenix intends to initiate development of additional DosePro products and provided that (1) Battelle has not already entered into a written technical feasibility or development agreement with a Battelle Client regarding the development of the DosePro product(s) that are the subject of the written notice or (2) Zogenix is not in confidential or substantive negotiations with a Battelle Client for a licensing agreement granting rights to such Battelle Client for such product, DosePro product(s) specified in the written notice shall automatically be included in the Zogenix Field.

6. Representatives. Each Party will designate a staff member (individually referred to as a “Representative” and collectively referred to as “Representatives”) to be the intermediaries between the Parties for the activities contemplated by this Agreement. Each Party’s Representative shall be available on a reasonable basis to discuss activities under this Agreement with the other Party’s Representative. Meetings between the Representatives and such other persons as the Representatives deem necessary shall be as needed on either Party’s Representative’s reasonable request. The Representatives shall be responsible for transmitting to the other Party through its Representative all necessary documents and correspondence relating to this Agreement.

7. Battelle Co-Marketing Fees. If a Battelle DosePro Transaction, as defined below, occurs, then Zogenix shall pay to Battelle a cash fee equal to [***] of the Revenue, as defined below, [***] in connection with such Battelle DosePro Transaction. Zogenix’ obligation to make payments to Battelle pursuant to this Section 7 shall terminate at such time as Zogenix [***] to Battelle of [***] Dollars ($[***]) pursuant to this Section 7.

Amounts payable by Zogenix to Battelle pursuant to this Section 7 shall be paid within [***] days of Zogenix [***] of the Revenue. Amounts payable shall be calculated and made in U.S. dollars. Any currency conversion shall be made using the rate of exchange for the conversion of the currency in which sales were made to U.S. dollars as of the [***]. Amounts not paid to Battelle within such [***] day period shall accrue interest at the rate of [***] per month; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate.

For purposes of this Section 7:

(a) “Battelle DosePro Transaction” shall mean Zogenix’s execution of a binding written agreement with a Battelle Client either during the [***] this [***] or at any time during a period of [***] the [***] of the [***] or [***] of this Agreement relating to development and/or commercialization of a DosePro product in the Battelle Field, including but not limited to a written binding term sheet, written license agreement, written memorandum of understanding or written option agreement; and [***] Revenue [***] shall mean [***]

In addition, Revenue shall exclude:

[***]

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In the event that Battelle markets DosePro to a government client, Battelle and Zogenix shall agree in writing on the structure of the relationship between the Parties and such government client and the manner in which Battelle would be compensated in connection with the structure of the relationship between the Parties and such government client. Any relationship between the Parties and a government client and the manner in which Battelle would be compensated in connection with the structure of the relationship between the Parties and a government client shall comply with all applicable laws, including, but not limited to the FAR.

Zogenix shall keep complete, true and accurate books of account and records for the purpose of determining the payments to be made under this Agreement. Such books and records shall be kept at the principal place of business of Zogenix. Such records will be open for inspection by Battelle solely for the purpose of verifying payment statements hereunder. Such inspections may be made during normal business hours upon reasonable prior written notice to Zogenix no more than [***] and shall not cover a period prior to the term of this Agreement or in any event cover a period greater than a [***]. Further, [***], Battelle may only inspect the records related to any given time period on [***]. Inspections conducted under this Section 7 shall be at the expense of Battelle, unless a variation or error producing an increase exceeding [***] of the amount stated for the amounts owed for any period covered by the inspection is established in the course of any such inspection, whereupon all costs relating to the inspection for such period and any unpaid amounts that are discovered will be paid promptly by Zogenix.

In addition, to the co-marketing fees payable to Battelle pursuant to this Section 7, the Parties agree that Battelle would be entitled to any fee for service revenue for services performed by Battelle for Battelle Clients in connection with a Battelle DosePro Transaction (which revenue, for clarity, shall not be included in Revenue).

8. Exclusivity Regarding DosePro. During the term of this Agreement, Zogenix shall not and it will not enable another person to market DosePro in the Battelle Field to the Battelle Clients without the written consent of Battelle, not to be unreasonably withheld, conditioned or delayed.

9. Battelle [***] Development Option. Subject to the terms and conditions of this Agreement, Zogenix hereby grants to Battelle an option during the Option Period, as defined below, to enter into an exclusive co-development and commercialization arrangement with Zogenix on the terms and conditions set forth in Exhibit C attached hereto and such other commercially reasonable and customary terms and conditions to be negotiated to develop and commercialize [***] (the “[***] Development Option”). During the Option Period, Battelle or Zogenix may enter into a term sheet with a client setting forth commercially reasonable terms and conditions for an exclusive co-development and commercialization arrangement for a [***] product specified in the term sheet; Battelle will then have [***] following the signing of the term sheet with respect to the specified [***] to exercise the [***] Development Option to enter into an exclusive co-development and commercialization arrangement with Zogenix to develop and commercialize [***] by providing written notice to Zogenix within [***] following the signing of the applicable

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term sheet. If Battelle does not provide such written notice to Zogenix within such [***] period or does not enter into an exclusive co-development and commercialization arrangement with Zogenix to develop and commercialize [***] within such [***] period, in Zogenix’s discretion, the [***] Development Option will lapse. For purposes of this Section 9, the “Option Period” shall mean the earlier of (a) the term of this Agreement or (b) the lapse of the [***] Development Option pursuant to the immediately preceding sentence.

If the [***] Development Option lapses, from then on Zogenix shall have no further financial obligations to Battelle with respect to [***] (other than fees under Section 7), shall not be obligated to work with Battelle on any [***] development project (other than an existing Battelle DosePro Transaction), shall be free to enter into a [***] technology development agreement with one or more third parties and shall not owe Battelle any payments in connection with any such technology development agreements entered into with third parties. In addition, in the event that this Agreement survives the lapse of the [***] Development Option, the exclusive co-marketing rights granted hereunder shall from then on be solely for the [***].

10. Battelle [***] Co- Development Due Diligence. Battelle agrees to conduct the due diligence activities related to [***] on or before [***], including, but not limited to completion of technical diligence, creation of a development/industrialization plan with costs, resource requirements and timeline that it deems appropriate to enable Battelle to make a determination on whether or not it will exercise the [***] Development Option. In addition, Battelle and Zogenix shall agree on the scope and cost of a marketing research study within the biopharmaceutical industry on or before [***] and Battelle shall use commercially reasonable efforts to have such study completed on or before [***].

11. Battelle [***] Development Option Fee. In consideration of the [***] Development Option provided for in Section 9, Battelle agrees to pay Zogenix a non-refundable option fee of [***] within [***] of the date of this Agreement.

12. Term and Termination of Agreement.

(a)	This Agreement shall be effective as of the Effective Date and shall remain in effect until March 21, 2013, unless sooner terminated pursuant to the terms of this Section 12.

(b)	This Agreement may be terminated at any time by mutual written agreement of the Parties.

(c)	Each Party may terminate this Agreement for cause in the event that the other Party is in material breach by giving [***] days prior written notice of such material breach to the other Party and this Agreement shall terminate at the end of such [***] day period unless the material breach has been cured by the other Party within said [***] day period from the notice of termination.

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(d)	Either Party may terminate this Agreement effective immediately upon written notice to the other party in the event (i) a court of competent jurisdiction enters a decree or order of relief appointing a receiver, liquidator, assignee, trustee or similar official of the other party or any substantial part of its assets and such decree or order is consented to by the other party or continues unstayed and in effect for a period of [***] days, (ii) the other party files a voluntary petition under any bankruptcy, insolvency or similar law, (iii) an insolvency petition is filed against the other party under any bankruptcy, insolvency or similar law and is not dismissed within [***] days, or (iv) the other party makes a general assignment for the benefit of its creditors.

(e)	The Parties may agree to extend the term of this Agreement by written agreement entered into on or before February 20, 2013.

13. Confidentiality. Information that is identified as confidential shall be protected in accordance with the Confidential Disclosure Agreement (“CDA”) dated January 6, 2011, as amended, between the Parties, a copy of which is attached hereto as Exhibit D and which is incorporated herein by reference, provided that the CDA is hereby amended to extend its term to be co-terminus with this Agreement. Battelle may use and disclose the Co-Marketing Information solely in connection with its activities hereunder, and solely to those entities which are subject to confidentiality obligations at least as restrictive as those set forth in the CDA.

14. Compliance with Laws. Each Party agrees to comply with applicable provisions of all applicable laws and ordinances and all orders, rules, and regulations promulgated thereunder when carrying out activities contemplated by this Agreement.

15. Limitation of Liability; Insurance.

(a)	Battelle and Zogenix shall each use commercially reasonable efforts while carrying out their obligations under this Agreement. However, neither Party can guarantee success; thus, NEITHER PARTY PROVIDES ANY WARRANTY OR GUARANTEE, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, FOR ANY REPORT, DESIGN, ITEM, SERVICE OR OTHER RESULT TO BE DELIVERED UNDER THIS AGREEMENT.

(b)	Battelle shall indemnify, defend and hold harmless Zogenix and its officers, directors, trustees, agents and employees, from and against any and all liability, claims, suits, demands, damages or other losses, including without limitation, reasonable attorney fees and costs due to injury or damage to third parties occurring during Battelle’s performance of this Agreement resulting from the [***] or [***] or [***] of Battelle, or any of its employees or agents.

(c)	Zogenix shall indemnify, defend and hold harmless Battelle and its officers, directors, trustees, agents and employees, from and against any and all liability,

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claims, suits, demands, damages or other losses, including without limitation, reasonable attorney fees and costs due to injury or damage to third parties occurring during Zogenix’s performance of this Agreement resulting from the [***] or [***] or [***] of Zogenix, or any of its employees or agents.

(d)	Except as otherwise expressly provided for elsewhere in this Agreement, in no event shall either Party have any liability for any indirect, incidental or consequential damages, including lost sales or lost profits, relating to or arising from or in connection with this Agreement, even if such damages may have been foreseeable; provided that such limitation shall not apply in the case of either Party’s indemnification obligations under this Section 15 or in the case of [***] or [***].

(e)	Each Party shall carry and maintain in full force and effect while this Agreement is in effect reasonable and customary insurance in view of its obligations hereunder. Each Party shall name the other Party hereto as an “additional insured” on all applicable commercial and product liability policies, and shall provide the other, upon request, with evidence of such insurance. Each Party shall provide to the other [***] prior written notice of any proposed cancellation, termination, reduction or material change in its coverage hereunder.

16. Dispute Resolution. A designated senior executive from each Party (“Executives”) shall attempt to resolve any disputes between the Parties under this Agreement, including, but not limited to disputes referred to them by the Representatives. If, after [***] of good faith discussions, the Executives are unable to agree on a resolution of the dispute, then the Parties will submit the dispute to an independent mediator (to be jointly selected by and paid for by the Parties), who shall have [***] after the matter is fully submitted to him or her to assist the Parties in reaching a resolution. If either Party refuses, in its sole discretion to accept the resolution proposed as a result of the mediation, it shall give prompt written notice of such refusal to the other Party and at any time following any such notice each shall be free to pursue any legal, equitable or other remedies available to it regarding the matter in dispute.

17. Nature of Services. This Agreement shall not constitute, create or give effect to, or otherwise imply a joint venture, corporation, partnership, or any form of formal business entity of any kind. Each Party to this Agreement shall act as an independent contractor with respect to the other Party. Neither Party shall have any authority or control over the other Party or the other Party’s employees, nor shall either Party have the power to bind the other Party, nor shall this Agreement be construed as creating any actual or implied authority or any type of agency relationship.

18. Force Majeure. No Party shall be liable in any way for failure to perform any provision of this Agreement if such failure is caused by any law, rule, or regulation, or any cause beyond the control of the Party.

19. Entire Agreement. This Agreement and the CDA represents the entire agreement of the parties and supersedes any prior discussions or understandings, whether written or oral,

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relating to the subject matter hereof. This Agreement may be modified or amended only by mutual agreement in writing, signed by a duly authorized representative of each party. No course of dealing, usage of trade, waiver or non-enforcement shall be construed to modify or otherwise alter the terms and conditions of this Agreement.

20. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles.

21. Notices. For the purpose of all written communications between the parties, their addresses shall be:

Battelle Memorial Institute

Attention:

Telephone:

Fax:

Zogenix, Inc.

12671 High Bluff Drive, Suite 200

San Diego, California 92130

Attention: Chief Financial Officer

Facsimile No.: (858) 259-1166

With a copy (which shall not constitute notice) to:

Latham & Watkins LLP

12636 High Bluff Drive, Suite 400

San Diego, California 92130

Attention: Faye H. Russell, Esq.

Facsimile No.: (858) 523-5450

or any other addresses of which party shall notify the other parties in writing.

22. Assignment; Miscellaneous. This Agreement, and the rights and obligations hereunder, may not be assigned or transferred by either Party without the prior written consent of the other Party; provided, however, [***]. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the successors, assigns and transferees of the Parties. If any part of this Agreement shall be held invalid or unenforceable, such invalidity and unenforceability shall not affect any other part of this Agreement. This Agreement may be executed in counterparts, with the same effect as if the Parties had signed the same document. Each counterpart so executed shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one Agreement.

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This Agreement is executed and effective as of the date written above.

BATTELLE MEMORIAL INSTITUTE

By:	/s/ Barbara Kunz
Its:	President, Health and Life Sciences Global Business

ZOGENIX, INC.

By:	/s/ Stephen J. Farr
Its:	President

Exhibit A

Battelle Clients

[***]- 3 Pages Redacted

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Exhibit B

Zogenix Clients

[***]- 1 Page Redacted

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Exhibit C

[***] Term Sheet

[***]- 5 Pages Redacted

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Exhibit D

CDA

[***]- 3 Pages Redacted

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